As filed with the Securities and Exchange Commission on November 15, 1999.

                                                            Registration No.333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          HOME-STAKE OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

               Oklahoma                                 73-0288030
    (State or other jurisdiction           (I.R.S. employer identification no.)
  of  incorporation or organization)

                          15 E. 5TH Street, Suite 2800
                              Tulsa, Oklahoma 74103
           (Address of principal executive offices including zip code)

             Home-Stake Oil & Gas Company 1997 Incentive Stock Plan
                            (Full title of the plan)


                                Chris K. Corcoran
                          15 E. 5th Street, Suite 2800
                              Tulsa, Oklahoma 74103
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (918) 583-0178

                         CALCULATION OF REGISTRATION FEE


                                       Proposed       Proposed
                          Amount       maximum         maximum       Amount of
 Title of securities      to be     offering price    aggregate    registration
  to be registered      registered     per share    offering price     fee
======================  ==========  ==============  ============== ============
1997 Incentive Stock
Plan Common Stock,
$.01 par value           451,736
(Outstanding options)   shares(1)      $4.70(2)     $2,121,655(2)     $ 590
======================  ==========  ==============  ============== ============

(1) Each share of Common Stock is accompanied by a purchase right pursuant to the Registrant's Rights Agreement dated April 15, 1992, and amended February 10, 1995, with NationsBank, N.A., as Rights Agent.

(2) This amount represents the weighted average exercise price, based upon outstanding stock options to purchase 274,050 shares of Common Stock at an exercise price of $4.50 per share and 177,686 shares of Common Stock at an exercise price of $5.00 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents and information previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1998;

     (2) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed with the Securities and Exchange Commission (File No. 0-19766) and including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Registrant's Common Stock contained therein.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

     As allowed under the Oklahoma General Corporation Act, the Registrant's Amended and Restated Bylaws (the "Bylaws") provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or

                                      II-1

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agent  for  another  entity)  will  be  indemnified  and  held  harmless  by the
Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the Registrant, the Registrant may indemnify a director, officer, employee or agent of the Registrant against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by the Oklahoma General Corporation Act as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Oklahoma General Corporation Act permits Oklahoma corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant has entered into indemnification agreements with each of its directors providing for indemnification and expense advances in addition to those provided for in the Registrant's Bylaws.

Item 7.     Exemption from Registration Claimed.

                  Not applicable.

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Item 8.     Exhibits.

Exhibit
Number    Description

 4.1*  Home-Stake Oil & Gas Company 1997 Incentive Stock Plan.

 5.1*  Opinion of Conner & Winters, A Professional Corporation.

23.1*  Consent of Ernst & Young LLP.

23.2   Consent of Conner & Winters, A Professional Corporation (included in
       Exhibit 5.1).

24  *  Power of Attorney (included on page II-5 of this Registration Statement).
---------
  *    Filed herewith.

Item 9.     Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1)  To file,  during  any  period  in which  offers or sales are
                    being  made  of  the   securities   registered   hereby,   a
                    post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


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          (2)  That,  for the purpose of  determining  any  liability  under the
               Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 15th day of November, 1999.

                                 Home-Stake Oil & Gas Company


                                 By: /s/ Robert C. Simpson
                                     ----------------------------------
                                     Chairman, Chief Executive
                                     Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert C. Simpson and Chris K. Corcoran, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



       SIGNATURE                    TITLE                            DATE

  /s/ Robert C. Simpson     Chairman of the Board,            November 15, 1999
--------------------------- Chief Executive Officer,
Robert C. Simpson           President and Director
                            (principal executive officer)


  /s/ Chris K. Corcoran     Executive Vice President,         November 15, 1999
--------------------------- Chief Financial Officer,
Chris K. Corcoran           Secretary and Director
                            (principal financial officer
                            and principal accounting officer)

  /s/ L.W. Allegood         Director                          November 15, 1999
---------------------------
L.W. Allegood

  /s/ Larry F. Grindstaff   Director                          November 15, 1999
---------------------------
Larry F. Grindstaff

  /s/ Ronald O. Gutman      Director                          November 15, 1999
---------------------------
Ronald O. Gutman

  /s/ James L. Houghton     Director                          November 15, 1999
---------------------------
James L. Houghton

  /s/ Joseph J. McCain, Jr. Director                          November 15, 1999
---------------------------
Joseph J. McCain, Jr.

  /s/ I. Wistar Morris, III Director                          November 15, 1999
---------------------------
I. Wistar Morris, III

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